UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

CARBONITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Avenue de Lafayette, Boston, Massachusetts 02111
(Address of principal executive offices, including ZIP code)
(617) 587-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 15, 2015, Carbonite, Inc. (the “Company”) and its wholly owned subsidiaries Carbonite Cloud Backup (Canada) Inc. (“Carbonite Canada”), Carbonite GmbH (“Carbonite Switzerland”), and Carbonite Operations BV (“Carbonite Netherlands” ) (collectively, the “Carbonite Buyer Parties”) entered into an Asset Purchase Agreement (the “Agreement”) with EVault, Inc. (“EVault”) and Seagate Technology (US), Inc. as sole shareholder of EVault, pursuant to which the Carbonite Buyer Parties will acquire substantially all of the assets utilized in EVault’s operations for a purchase price of $14 million in cash. The Company expects to complete the acquisition of the assets used in the North American operations of EVault in January of 2016, subject to customary closing conditions, and expects to complete the acquisition of the assets used in the EU operations of EVault in the first quarter of 2016, subject to applicable laws, compliance requirements and customary closing conditions. The Agreement contains customary representations, warranties and covenants.

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 16, 2015, the Company announced that Mr. Paul Mellinger has been appointed as Senior Vice President of the Company’s EVault business, effective January 4, 2015. Since January 2013, Mr. Mellinger, age 54, has served as the Vice President of Software Sales at International Business Machines Corporation (“IBM”), where he was primarily responsible for leading IBMs worldwide team of software client leaders. During his time at IBM, Mr. Mellinger also served as Vice President of Sales and Integration for Cognos, a software division of IBM, from June 2008 to December 2012, Vice President of Software Sales, Asia Pacific from June 2006 to June 2008 and as Vice President, Software Sales, North America from January 2003 to June 2006. There are no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K or transactions with related persons required to be disclosed pursuant to Item 404(a) of Regulation S-K involving Mr. Mellinger.
On December 15, 2015, the Company entered into an offer letter agreement with Mr. Mellinger setting forth the terms of his employment as the Company’s Senior Vice President of EVault. The offer letter agreement provides for an annual base salary of $300,000, subject to increases and modifications as determined by our board of directors or its compensation committee. The offer letter agreement also provides for a sign-on bonus of $60,000 payable after ninety days of employment, of which Mr. Mellinger is obligated to repay a prorated amount in the event that he voluntarily terminates his employment within one year from its commencement. Mr. Mellinger will be eligible to participate in the Company’s executive incentive bonus plan and in other benefit programs that the Company establishes and makes available to its employees from time to time, to the same extent available to similarly situated employees of the Company.
Pursuant to the offer letter agreement, Mr. Mellinger will also be granted restricted stock units equal in value to $200,000 of the fair market value of the Company’s common stock on the date of grant, which restricted stock units shall vest in 25% annual installments beginning on the first anniversary of employment, contingent upon Mr. Mellinger’s continued employment with the Company. If, during the first twelve months after a change of control of the Company, Mr. Mellinger is terminated without cause or is constructively terminated by the Company, all of Mr. Mellinger’s then-unvested equity shall vest immediately prior to the termination date.
In addition, if Mr. Mellinger’s employment is terminated by the Company within his first year of employment without cause or if Mr. Mellinger is constructively terminated by the Company, he will be entitled to receive a payment in an amount equal to (i) three times his then-current monthly base salary plus (ii) three times the monthly amount that the Company paid for his participation in the Company’s health insurance plan during the month immediately preceding the termination date, in each case subject to Mr. Mellinger’s valid execution and delivery of a full release in favor of the Company. If Mr. Mellinger’s employment is terminated by the Company after his first year of employment without cause or if Mr. Mellinger is constructively terminated by the Company, he will be entitled to receive a payment equal to (i) six times his then-current monthly base salary plus (ii) six times the monthly amount that the Company paid for his participation in the Company’s health insurance plan during the month immediately preceding the termination date, in each case subject to Mr. Mellinger’s valid execution and delivery of a full release in favor of the Company.
The foregoing summary of Mr. Mellinger’s offer letter agreement is summary in nature and is qualified in its entirety by reference to the offer letter agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Financial Statements and Exhibits.
On December 16, 2015, the Company issued a press release announcing the execution of the Agreement and the transactions contemplated by the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the issuance of the press release announcing the execution of the Agreement and the transactions contemplated by the Agreement, the Company is holding a public conference call and webcast on December 16, 2015, at 8:30 a.m. EST, during which the Company will provide the investor presentation attached as Exhibit 99.2 to this Current Report. The presentation will also be posted on the investor relations portion of the Company’s website.
The information contained herein and in Exhibit 99.1 and Exhibit 99.2 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including the exhibit referenced herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Offer Letter Agreement with Paul Mellinger, dated December 15, 2015
99.1	Press Release dated December 16, 2015
99.2	Investor Presentation dated December 16, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on December 16, 2015.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	General Counsel, Vice President and Corporate Secretary